Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:	Jennifer Schmidt
Phone:	949.333.1721
Email:	jschmidt@steadfastcmg.com
STEADFAST INCOME REIT ACQUIRES
PARK PLACE APARTMENTS IN DES MOINES, IOWA
IRVINE, Calif., Dec. 27, 2010 — Steadfast Income REIT, Inc. announced today the acquisition of 147 units in Park Place Apartments, a high-rise building located in downtown Des Moines, Iowa. Des Moines recently ranked first on Forbes Magazine’s 2010 list of “Best Places for Business and Careers,” and third on its 2009 “America’s Most Livable City” list.
“Many of the factors that Forbes highlighted in their review of Des Moines — namely its low unemployment rate, favorable economic outlook, well-educated workforce and its dominant positioning as a headquarters city for many major corporations — were key components in our decision to acquire Park Place,” said Rodney F. Emery, CEO and president of Steadfast Income REIT.
Park Place was built in 1986 and is located at 615 Park Street in the city’s central business district. The property’s close proximity to the Des Moines skywalk system allows a direct link to most of the area’s hotel, retail, office and entertainment venues.
The 16-story brick building is currently 95 percent leased and consists of studio, one- and two-bedroom apartments ranging from approximately 425 square feet to approximately 760 square feet. Eleven of the building’s 158 units are privately owned, and were not included in the purchase. Community amenities include a 6,000-square-foot rooftop terrace, fitness center, underground parking facilities, community room with Wi-Fi and library, secured access entrance and laundry facilities on each floor.
“We feel that the favorable acquisition terms negotiated by the REIT coupled with the property’s many attributes position it to produce immediate income,” said Emery. “Additionally, Steadfast Management
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2-2-2 Steadfast Income REIT Acquires Park Place Apartments
Company will manage the property and will seek opportunities to strategically add value as part of the overall asset strategy.”
Steadfast Income REIT financed the acquisition with cash proceeds received through its public offering and financing was arranged by Jeffrey Harder at Iowa-based Ames Community Bank.
About Steadfast Income REIT
Steadfast Income REIT intends to qualify as a real estate investment trust and use the proceeds of its $1.65 billion ongoing public offering to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stabilized, income-producing and value-added properties.
Steadfast Income REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER OR SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. AN OFFER OF SECURITIES IS MADE ONLY BY A PROSPECTUS. FOR A COPY OF THE PROSPECTUS, PLEASE CONTACT YOUR INVESTMENT PROFESSIONAL OR STEADFAST CAPITAL MARKETS GROUP AT 877.525.SCMG (7264).
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